Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Sol-Gel Technologies Ltd. of our report dated March 10,2023 relating to the financial statements, which appears in Sol-Gel Technologies Ltd. 's Annual Report on Form 20-F for the year ended December 31, 2022.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
March 10, 2023	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited